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                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549


                                   FORM 8-A/A
                                 AMENDMENT NO. 1

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(B) OR 12(G) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                                 NEW RES, INC.*
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             (Exact Name of Registrant as Specified in Its Charter)

* The name of the Registrant will be changed to "EXCEL Communications, Inc." following the consummation of the transactions contemplated by that certain Agreement and Plan of Merger, dated as of June 5, 1997, by and among the Registrant, EXCEL Communications, Inc., Telco Communications Group, Inc., T-Sub, Inc. and E-Sub, Inc.


       DELAWARE                                      75-2720091
----------------------------                     ---------------------

(State of Incorporation                            (I.R.S. Employer
   or Organization)                                Identification No.)


  8750 NORTH CENTRAL EXPRESSWAY
           SUITE 2000
         DALLAS, TEXAS                                  75231
-----------------------------------------         --------------------
 (Address of Principal Executive Offices)              (Zip Code)


If this form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. |X|

If this form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. |_|

Securities Act registration statement file number to which this
form relates:   333-35377
              ----------------
              (If applicable)


        Securities to be registered pursuant to Section 12(b) of the Act:


     Title of Each Class                       Name of Each Exchange
     to be so Registered                       on Which Each Class
                                               is to be Registered
     --------------------                      ----------------------

COMMON STOCK, PAR VALUE $0.001                  NEW YORK STOCK
PER SHARE                                       EXCHANGE

        Securities to be registered pursuant to Section 12(g) of the Act:

                                      None
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                                (Title of Class)
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                                Page 1 of 3 pages

ITEM 1.           DESCRIPTION OF REGISTRANT'S SECURITIES TO BE
                  REGISTERED.

                  The description of the Registrant's common stock, par value $0.001 per share, included under the caption "Description of Holdings Capital Stock" (pages 87 and 88) in the Joint Proxy Statement/Prospectus forming a part of the Registration Statement on Form S-4 (No. 333-35377) of the Registrant (the "Registration Statement"), first filed with the Securities and Exchange Commission (the "Commission") on September 11, 1997, as amended by Amendment No. 1 (filed with the Commission on September 12, 1997), is incorporated herein by reference.

ITEM 2.           EXHIBITS.

                  None.



                                Page 2 of 3 pages

                                    SIGNATURE

                  Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                                NEW RES, INC.


Dated:  October 3, 1997                         By:/s/John J. McLaine
                                                   -----------------------------
                                                   John J. McLaine
                                                   President, Chief Financial
                                                   Officer and Chief Operating
                                                   Officer





                                Page 3 of 3 pages


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